UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Cardiovascular Systems, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on October 25, 2011. Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	A proposal to elect Class III directors to hold office until the fiscal 2014 Annual Meeting of Stockholders:

Class III Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Geoffrey O. Hartzler, M.D.	8,786,549	398,111	4,605,599
David L. Martin	8,648,449	536,211	4,605,599
Glen D. Nelson, M.D.	8,714,492	470,168	4,605,599

2.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2012:

For	Against	Abstain
13,768,975	12,943	8,341

3.	A proposal to cast a non-binding advisory vote on the compensation paid to the Company’s named executive officers in fiscal 2011:

For	Against	Abstain	Broker Non-Votes
8,669,604	500,669	14,387	4,605,599

4.	A proposal to cast a non-binding advisory vote on the frequency of non-binding advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
5,673,075	20,341	3,473,614	17,630	4,605,599

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2011

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer